UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 23, 2007
DELTA PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-16203 (Commission File Number)	84-1060803 (I.R.S. Employer Identification Number)
370 17th Street
Suite 4300
Denver, Colorado 80202
Registrant’s telephone number, including area code: (303) 293-9133
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On January 24, 2007, KPMG LLP, the independent auditor of Delta Petroleum Corporation (“Delta”) provided Delta with its written consent to the incorporation by reference in Delta’s Registration Statement (No. 333-131425) on Form S-3, as amended, of its reports dated March 9, 2006, with respect to the consolidated balance sheets of Delta and subsidiaries as of December 31, 2005 and June 30, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for the six months ended December 31, 2005 and the years ended June 30, 2005, 2004 and 2003, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005.
     In addition, each of Delta’s independent reserve engineers, Ralph E. Davis Associates, Inc., and Mannon Associates, Inc., provided to Delta its written consent to (i) the incorporation by reference in Delta’s Registration Statement (No. 333-131425) on Form S-3, as amended, of Delta’s Transition Report on Form 10-K for the six months ended December 31, 2005, which includes the respective engineers’ names and information regarding each of their reviews of the reserve estimates for Delta, and (ii) the use of their names in the “Experts” section of the Registration Statement. Ralph E. Davis Associates, Inc. provided its consent on January 23, 2007, and Mannon Associates, Inc. provided its consent on January 24, 2007.
     Copies of each of the written consents are attached as Exhibits 23.1, 23.2, and 23.3 to this report and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
No.	Description
23.1	Consent of KPMG LLP

23.2	Consent of Ralph E. Davis Associates, Inc.

23.3	Consent of Mannon Associates, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: January 24, 2007

Delta Petroleum Corporation
By:	/s/ Kevin K. Nanke
Kevin K. Nanke
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
23.1	Consent of KPMG LLP

23.2	Consent of Ralph E. Davis Associates, Inc.

23.3	Consent of Mannon Associates, Inc.